UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 25, 2013 (July 23, 2013)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1:  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On July 23, 2013, U.S. Energy Corp. (“Company”) entered into a second amendment (the "Second Amendment") to its senior secured revolving credit facility, dated July 30, 2010, as amended (the "Senior Credit Agreement"), among Energy One LLC, the Company, as guarantor party thereto, the lender parties thereto and Wells Fargo Bank, National Association.  The Second Amendment provides for, among other things: (i) an extension of the maturity date of borrowings under the Senior Credit Agreement to July 30, 2017; (ii) a decrease in the applicable margin rate to between 2.00% and 3.00% for Eurdollar Loans and to between 1.00% and 2.00% for Alternate Base Rate Loans; (iii) a revision to the hedging covenant to permit the Company to hedge, for calendar year 2014 only, the greater of 600 barrels per day or 85% of the reasonably anticipated projected production, provided that in no event will any such hedge volumes for any calendar month during calendar year 2014 exceed actual production from the immediately preceding calendar month; and (iv) a $25,000,000 borrowing base, subject to further adjustment from time to time in accordance with the Senior Credit Agreement.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 7:  Regulation FD

Item 7.01.  Regulation FD Disclosure

U.S. Energy Corp. published a press release dated July 25, 2013 announcing the entry into the Second Amendment to its senior secured revolving credit facility, dated July 30, 2010, as amended.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1.  (Credit Facility Document)
Exhibit 99.1.  Press Release dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: July 25, 2013	By:	/s/ Mark J. Larsen
Mark J. Larsen, President